Exhibit 3.145

Articles of Organization
filed pursuant to §7-90-301, et. seq. and §7-80-204 of the Colorado Revised Statutes (C.R.S.)

1.	Entity name:	2425 Teller Avenue, LLC

2.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

3.	Principal office street address:	2425 Teller Avenue Grand Junction, CO 81501 United States

4.	Principal office mailing address (if different from above):	N/A

5.	Registered agent name (if an individual):	Peters, Kevin

6.	The person identified above as registered agent has consented to being so appointed.

7.	Registered agent street address:	1430 Larimer Square Suite 400 Denver, CO 80202 United States

8.	Registered agent mailing address (if different from above):	N/A

9.	Name(s) and mailing address(es) of person(s) forming the limited liability company:	Peters, Kevin 1430 Larimer Square Suite 400 Denver, CO 80202 United States

10.	The management of the limited liability company is vested in managers ☐ OR is vested in the members ☒

11.	There is at least one member of the limited liability company.

12.	(Optional) Delayed effective date;

13.	Additional information may be included pursuant to other organic statutes such as title 12, C.R.S. If applicable, mark this box ☒ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Peters, Kevin 1430 Larimer Square Suite 400 Denver, CO 80202 United States

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ATTACHMENT TO
ARTICLES OF ORGANIZATION
FOR
2425 TELLER AVENUE, LLC

The undersigned, acting as organizer of a limited liability company under the Colorado Limited Liability Company Act, adopts the following Attachment to Articles of Organization for such limited liability company:

FIRST: The limited liability company is organized to acquire, own, lease, finance and/or sell that certain 98-bed skilled nursing facility located at 2425 Teller Avenue, Grand Junction, Colorado, and to do any and all things necessary, convenient, or incidental to that purpose.

SECOND: The operating agreement of the limited liability company shall be in writing.

THIRD: The name and business address of the initial member is:

Capital Funding Group, Inc.
1511 S. Highland Ave., Suite 204
Baltimore, MD 212244

FOURTH: The name and address of the organizer is:

Kevin D. Peters, Esq.
Miles & Peters, P.C.
1430 Larimer Square, Suite 400
Denver, Colorado 80202

Organizer:

Kevin D. Peters, Esq.
Attorney for 2425 Teller Avenue, LLC

Statement of Change
Changing the Registered Agent Information
filed pursuant to §7-90-305.5 and §7-90-702 of the Colorado Revised Statutes (C.R.S.)

1.	The entity ID number and the entity name, or, if the entity does not have an entity name, the true name

Entity ID number	20061353085

Entity name of True name	2425 Teller Avenue, LLC

2.	☒ The registered agent name has changed.

Such name, as changed is: The Corporation Company

☒ The person appointed as registered agent has consented to being so appointed.

3.	☒ The registered agent of the registered agent has changed.

Such address, as changed, is: 1675 Broadway, Suite 1200, Denver, CO 80202

4.	☒ The person appointed as registered agent has delivered notice of change to the entity.

5.	☐ This document contains additional information as provided by law.

6.	The delayed effective date and, if applicable, time of this document are _______________.

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

7.	The true name and mailing address of the individual causing this document to be delivered for filing are:

Stephenson, Robert O.
200 International Circle
Suite 3500
Hunt Valley, MD 21030-1394
United States

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Articles of Amendment
filed pursuant to §7-90-301, et. seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:		20061353085

1.	Entity name:	2425 Teller Avenue, LLC

2.	New Entity name (if applicable):

3.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:

OR
If the limited liability company’s period of duration as amended is perpetual, mark this box: ☒

6.	(Optional) Delayed effective time:

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Booth, Daniel J. 200 International Circle Suite 3500 Hunt Valley, MD 21030-1394 United States

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ATTACHMENT
TO
ARTICLES OF AMENDMENT
OF
ARTICLES OF ORGANIZATION
FOR
2425 TELLER AVENUE, LLC
(Item 4.  Other Amendments)

The ATTACHMENT TO ARTICLES OF ORGANIZATION FOR 2425 TELLER AVENUE, LLC is hereby amended as follows:

Section FIRST is hereby amended by deleting the entire text contained therein and substituting the following in lieu thereof:

“FIRST:  The purposes for which the limited liability company is organized are to engage in any lawful business.”

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